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                                                               EXHIBIT 10.3 (30)

                               SEVENTH AMENDMENT
                                       TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January 1, 1988)


         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the
G. B. Dealey Retirement Pension Plan (the "Plan").

1. Section 1.3 of the Plan is amended in its entirety to read as follows:

                 1.3 "Applicable Interest Rate" means the interest rate or rates that would be used by the Pension Benefit Guaranty Corporation, as of the first day of the Plan Year in which a distribution is made, for purposes of determining the lump sum present value of the Participant's benefit under the Plan if the Plan had terminated on the first day of such Plan Year with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date.

2. The second sentence of Section 1.11 of the Plan (relating to the definition of Compensation) is amended in its entirety to read as follows:

         In addition, the Compensation paid to an Employee who is a "highly compensated employee" as defined in Code section 414(q) and the Treasury Regulations thereunder will be further reduced by the following items: amounts
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         includible in the Employee's income by reason of the grant or exercise of a stock option, amounts includible in the Employee's income under Code section 83 with respect to restricted stock and any other amounts includible in the Employee's income by reason of an award (other than an annual bonus award) under the Company's 1986 Long Term Incentive Plan, the 1995 Executive Compensation Plan or any successor executive compensation plan, as such plans may be amended and in effect from time to time.

3. The first sentence of the second paragraph of Section 1.11 (relating to the definition of Compensation), as previously amended by the Fourth Amendment to the Plan, is further amended in its entirety to read as follows:

         For purposes of determining benefit accruals for any Plan Year beginning after December 31, 1988, and ending before January 1, 1994, the Compensation of an Employee will not exceed $200,000, and for purposes of determining benefit accruals for any Plan Year beginning after December 31, 1993, the Compensation of any Employee will not exceed $150,000, as both such dollar limits are adjusted by the Secretary of the Treasury.

4. The fourth paragraph of Section 1.11 (relating to the definition of Compensation), as added by the Second Amendment to the Plan, is amended in its entirety to read as follows:

         If Compensation for any prior Plan Year is taken into account in determining an Employee's benefits for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable annual compensation limit in effect for that prior Plan Year. For this purpose, for years beginning before January 1, 1990, the applicable





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         annual compensation limit is $200,000.  In addition, if Compensation for any Plan Year beginning prior to January 1, 1994, is used to determine benefit accruals in a Plan Year beginning on or after January 1, 1994, the annual compensation limit for that prior Plan Year will be $150,000, as adjusted for that prior Plan Year by the Secretary of the Treasury.

5. The fifth sentence of Section 1.14 of the Plan (relating to the definition of Credited Service) is amended in its entirety to read as follows:

         Notwithstanding the foregoing, for purposes of determining the amount of an Employee's Accrued Benefit under Article 5, Credited Service earned by an Employee while employed by a Controlled Group Member that is not a Participating Employer will not be taken into account, and Credited Service during any period prior to January 1, 1982, during which the Employee was eligible to participate in the Plan but elected not to participate will be disregarded.

6. Section 1.33 of the Plan is amended in its entirety to read as follows:

(a) with respect to a married Participant who dies before January 1, 1995, a monthly annuity for the life of the deceased Participant's surviving spouse that is equal to the Actuarial Equivalent of the Participant's Accrued Benefit determined as of the date of his death and (b) with respect to a married Participant who dies on or after January 1, 1995, a monthly annuity for the life of the deceased Participant's surviving spouse in the amount described in
         Section 8.1.





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7.               Article 1 of the Plan is amended by the addition of the
following new definition and all references in the Plan to a Participant's current or surviving spouse are amended to conform to the new definition:

                   1.38 "Spouse" means the individual to whom a Participant was legally married on the earlier of his Benefit Commencement Date or the date of his death.

8. Clause (iv) of Section 2.2(a) of the Plan (relating to employees ineligible to participate) is amended in its entirety to read as follows:

                 (iv) he is a leased employee required to be treated as an Employee under Code section 414(n) or he is classified by a Participating Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees;

9. Clause (ii) of Section 4.1(b) of the Plan (relating to accelerated vesting) is amended in its entirety to read as follows:

                 (ii) on his death prior to January 1, 1995, while he is an Employee, or





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         10.     Section 5.5 of the Plan is amended in its entirety to read as follows:

                 5.5 Disability Benefit. A Participant who has a Disability prior to attaining age 65 and prior to his termination of employment will continue to accrue a benefit during the period of his Disability only if (i) he returns to regular employment with a Participating Employer immediately following the termination of his Disability or (ii) he has attained Early Retirement Age at the time his Disability terminates and he elects to retire and immediately begin receiving retirement benefits under the Plan. For purposes of determining the amount of the benefit accrued during Disability, the Participant's Compensation will be deemed to be his annualized rate of Compensation as of the date of his Disability, and the Participant will earn Credited Service during the period in which he receives Disability benefits.

                          A Participant who becomes totally and permanently disabled (as hereafter defined) before attaining age 65 and before his termination of employment and who is not eligible for benefits under the Company's long-term disability plan will be fully vested in his Accrued Benefit without regard to his years of Credited Service and will be entitled to receive a monthly benefit beginning on the first day of the month immediately following the date of his disability in an amount equal to his Accrued Benefit determined as of such date.
         The amount of such disability benefit will not be actuarially reduced to reflect the fact that it is being paid prior to the Participant's Normal Retirement Date. A Participant will be totally and permanently disabled for purposes of this paragraph only if he is eligible to receive disability benefits under the Social Security Act. A Participant who is eligible to receive a monthly benefit under this paragraph will continue to receive such benefit only if he submits evidence to the Committee, in such form and at such times as the Committee may reasonably request, that he continues to qualify for disability benefits under the Social Security Act.





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         11.     The definition of Change in Control that appears in Section
5.7(b) is amended in its entirety to read as follows:

                 (b) Change in Control Defined. For purposes of this Section, the term "Change in Control" means the first to occur of the events described in (i) through (iv) below, unless the Board has adopted a resolution prior to or promptly following the occurrence of any such event stipulating, conditionally, temporarily or otherwise, that any such event will not result in a change in control of the
         Company:

                          (i)  the commencement of, or first public
                 announcement of the intention of any person or group (within the meaning of Section 3(b) of and Rule 13d-5(b) promulgated under the Securities Exchange Act of 1934, as amended, respectively) to commence, a tender offer or exchange offer (other than an offer by the Company or any Subsidiary) for all, or any part of, the common stock of the Company (including, if issued and outstanding, Series A Common Stock and Series B Common Stock, hereinafter referred to as "Common Stock");

                          (ii) the public announcement by the Company or by any group (as defined in clause (i) above), entity or person (other than the Company, any Subsidiary (as hereinafter defined), or any savings, pension or other benefit plan for the benefit of employees of the Company or any Subsidiary) which, through a transaction or series of transactions has acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of the total number of shares of Common Stock that such group, entity or person has become such a beneficial owner;

                           (iii) the approval by the Company's shareholders (or, if such approval is not required, the consummation) of a merger in which the Company does not





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                 survive as an independent publicly owned corporation, a
                 consolidation, or a sale, exchange, or other disposition of all or substantially all the Company's assets; or

                          (iv) a change in the composition of the Board during any period of two consecutive years such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         For purposes of the foregoing definition, the term "Subsidiary" means any corporation, partnership, joint venture or other entity in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock issued by such corporation, partnership, joint venture or other entity.

         12. Article 5 of the Plan is amended by the addition of the following new Section 5.12:

                 5.12     Direct Rollovers.

                          (a) Distributions after 1992. Notwithstanding any other provision of the Plan, for distributions made on or after January 1, 1993 a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee.

                          (b) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any





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         portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Code section 401(a)(9), and (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (c)  Eligible Retirement Plan.  An Eligible
         Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a Qualified Plan that is a Defined Contribution Plan, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                          (d) Distributee.  A Distributee includes a
         Participant, the Participant's Spouse, or a Participant's former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

         13.     The last sentence of Section 6.9, Section 6.10 and Section
6.11 (relating to benefits payable to Participants employed by sold businesses) is deleted.





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         14.     The last sentence of Section 8.4 of the Plan ("Designation of a Beneficiary") is amended in its entirety to read as follows:

         If a Participant has not designated a Beneficiary or is not survived by a designated Beneficiary, the death benefit under the Plan will be payable, to his surviving Spouse, if any, otherwise equally among his surviving children, if any, and if the Participant is not survived by a Spouse or children, to his then living parents, and if none of the above are then living, to his estate.

         15. Article 8 of the Plan is amended in its entirety to read as follows:

                                   ARTICLE 8

                           DEATH BENEFITS FOR SPOUSES


                 8.1 Death Benefit. The Spouse of a Participant (including without limitation a Participant who terminated employment before January 1, 1995) who has a vested interest in his Accrued Benefit and dies after December 31, 1994, and prior to his Benefit Commencement Date will receive a Qualified Preretirement Survivor Annuity in an amount determined under this Section. Payments to the Spouse that begin before the Participant's Normal Retirement Date will be actuarially adjusted in the manner set forth in Section 8.2. The death benefit, if any, payable to the Spouse of a Participant who dies after his Benefit Commencement Date will be determined under the form of benefit elected by the Participant with the consent of the Spouse, if required under Section 7.2.





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(ii)     the payments the Spouse would have received under the Qualified Joint and Survivor Annuity if the Participant had terminated employment with an immediate Qualified Joint and Survivor Annuity on the day before his death or (ii) if the Participant either (A) had attained age 55 while an Employee on or before December 31, 1994, or (B) had terminated employment before January 1, 1995, but had attained age 55 at the time of his termination of employment, payments that are the Actuarial Equivalent of the Participant's Accrued Benefit determined as of December 31, 1994, or the date of his termination of employment, whichever is earlier.

                          (b) Death On or Before Age 55. If a Participant dies on or before attaining age 55, the payments to his Spouse under the Qualified Preretirement Survivor Annuity will be equal to the payments the Spouse would have received if the Participant (i) had terminated employment on the date of his death (if he was an Employee on the date of his death); (ii) had survived to age 55; (iii) had received at age 55 an immediate Qualified Joint and Survivor Annuity in the amount elected by the Participant prior to his death; and (iv) had died on the day after attaining age 55.

                          (c)     Death after Divorce.  If a married
         Participant becomes divorced, he will be treated as having waived the Qualified Preretirement Survivor Annuity with respect to his former spouse, and his former spouse will not be entitled to any death benefit under the Plan except to the extent provided in a qualified domestic relations order described in Code section 414(p).

                 8.2 Commencement of Benefit. The surviving Spouse may elect to begin receiving payments on the first day of any month following the later of (i) the month in which the Participant would have attained age 55 or (ii) the month in which the Participant died. The early retirement factors set forth in Section 5.2 will be applied to determine the monthly amount of the Qualified Preretirement Survivor Annuity payable to the surviving Spouse as of any date that precedes the Participant's Normal Retirement Date.

                 8.3 Form of Benefit. The normal form of death benefit under this Article will be a monthly annuity for the life of





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         the Spouse.  If, however, the Actuarially Equivalent present value of the monthly death benefit does not exceed $3,500, then the Committee will distribute the death benefit to the Spouse in the form of an immediate lump sum payment that is the Actuarial Equivalent of the death benefit.

                 8.4 Certain Spouses. A former spouse will be treated as the current spouse or the surviving spouse of a Participant to the extent provided under a qualified domestic relations order as described in Code section 414(p). If, however, the qualified domestic relations order provides for a portion of the Participant's retirement benefit (either through separate accounts or a percentage of the benefit) to be distributed to the former spouse, the Participant will not be deemed to be a married Participant for purposes of this Article with respect to the portion of the benefit awarded to his former spouse.

                 8.5 Cost of Coverage. The Participant's benefit under the Plan will not be reduced by the cost of providing the death benefits for his Spouse described in this Article.

         16. Section 10.2(j), relating to the definition of Compensation for purposes of the maximum benefit limitations of the Internal Revenue Code, is amended by the addition of the following sentences:

         The Includable Compensation of an Employee for any Plan Year beginning after December 31, 1988, and ending before January 1, 1994, the Compensation of an Employee will not exceed $200,000, and for any Plan Year beginning after December 31, 1993, the Includable Compensation of any Employee will not exceed $150,000, as both such dollar limits are adjusted by the Secretary of the Treasury. If an Employee's Compensation is determined with respect to a period of time that contains fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the





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         compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Includable Compensation of an Employee for purposes of the adjusted $200,000 limitation or $150,000 limitation, as applicable, the rules of Code section 414(q)(6) will apply, except in applying such rules, the term "family" will include only the spouse of an Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation or $150,000 limitation, as applicable, is exceeded, then (except for purposes of determining the portion of Includable Compensation up to the integration level), the limitation will be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

         17. Sections 14.1 and 14.2 of the Plan are amended in their entirety to read as follows:

                 14.1     Right to Amend the Plan.

                          (a) In General. The Company reserves to the Compensation Committee of the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent;
         (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three years of Credited Service (including years of Credited Service disregarded pursuant to the reemployment provisions (if any) of Article 4) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted,





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         the date on which the amendment is effective, or the date on which the
         Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

                          (b) Authority of the Board. The Company also reserves to the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, subject to the limitations on amendments set forth in subsection (a).

                 14.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Board or of the Compensation Committee of the Board. A certified copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Trustee, the Committee and the Company. Upon such action by the Board or the Compensation Committee of the Board, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action, except as otherwise set forth in Section 14.1.

         18. The last sentence of the first paragraph of Section 10.3(j), relating to the aggregate benefit limitation under the Internal Revenue Code, is amended in its entirety to read as follows:

         A Participant's Projected Annual Benefit will be reduced, if necessary, without any further action on the part of the Participating Employers , the Board of Directors or the Committee, to meet this limitation.





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         19.     Section 15.5 of the Plan is amended in its entirety to read as follows:

                 15.5     Prevention of Discrimination on Early Termination.

                          (a) Limitation Concerning Highly Compensated Employees. In the event that (i) the value of the Accrued Benefit of a Participant who is a Highly Compensated Employee or a Highly Compensated Former Employee (as such terms are hereafter defined) equals or exceeds 1% of the value of all Accrued Benefits under the Plan on the date payment of such Participant's benefits is to commence, and (ii) after payment of such Participant's Accrued Benefit the value of Plan assets is less than 110% of the value of the Plan's current liabilities as defined in Code section 412(l)(7), such Participant's Accrued Benefit will be paid in a form that produces annual payments not in excess of the payments that would be made under a single life annuity that is the Actuarial Equivalent of such Participant's normal form of Retirement Pension. For purposes of this Section, the term "Highly Compensated Employee" has the meaning set forth in Code section 414(q), and the term "Highly Compensated Former Employee" has the meaning set forth in Code section 414(q)(9).

                          (b) Benefits on Plan Termination. In the event the Plan is terminated, benefits will be paid in a manner that does not violate the nondiscrimination requirements of Code section 401(a)(4) and the applicable regulations.

         20. Section 15.7 of the Plan is amended in its entirety to read as follows:

                 15.7 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of





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         limitations, but without giving effect to the principles of conflicts of laws of such State.

         21. Appendix A to the Plan ("Participating Employers") is amended to delete Dallas - Ft. Worth Suburban Newspapers, Inc. as a Participating Employer as of April 1, 1994, and to add as Participating Employers the following Controlled Group Members: Belo Productions, Inc. (as of April 1,
1994); DFW Printing Company, Inc. (as of April 1, 1994); and WWL-TV, Inc. (as of June 1, 1994).

         22. The foregoing amendments will be effective as of the following dates:

                 (a) The amendment set forth in paragraph 10 will be effective as of January 1, 1988.

                 (b) The amendments set forth in paragraphs 16, 18 and 19 will be effective as of January 1, 1989.

                 (c) The amendment set forth in paragraph 12 will be effective as of January 1, 1993.

                 (d) The amendments set forth in paragraphs 1, 3 and 4 will be effective as of January 1, 1994.

                 (e) The amendment set forth in paragraph 5 will be effective as of April 1, 1994.

                 (f) The amendment set forth in paragraph 15 will be effective with respect to any Participant who dies after December 31, 1994.





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                 (g)      The amendments set forth in paragraphs 2, 6, 7, 8, 9,
         11, 13, 14, and 17 will be effective as of January 1, 1995.


         Executed this 14th day of December, 1994.


                                                   A. H. BELO CORPORATION



                                                   By  /s/ Michael J. McCarthy
                                                      ________________________




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